UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2026

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Ayer Road, Suite 4, Harvard, Massachusetts

(Address of principal executive offices)

01451

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 23, 2026, AquaBounty Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) to consider and vote on the five proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2026. As of the April 24, 2026 record date for the Annual Meeting, there were 5,147,204 shares of Common Stock and 263,753 shares of Series A Preferred Stock issued and outstanding. Each share of Common Stock was entitled to one vote on the matters to be considered at the Annual Meeting and each share of Series A Preferred Stock was entitled to twenty votes on the matters to be considered at the Annual Meeting. The total number of votes entitled to be cast at the Annual Meeting was 10,422,264.

Shares of the Company’s capital stock representing a total of 7,903,525 votes were present or represented by proxy at the Annual Meeting, representing approximately 75.8% of the Company’s total number of votes entitled to be cast as of record date. The final voting results are set forth below.

Proposal 1 – Election of Directors

The stockholders elected each person named below to serve as a director on the Board of Directors of the Company (the “Board”) for a one-year term of office until the next Annual Meeting, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The results of such vote were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Graydon Bensler	6,877,654	88,899	936,972
Braeden Lichti	6,936,626	29,927	936,972
Rick Sterling	6,822,911	143,642	936,972
Sylvia A. Wulf	6,932,565	33,988	936,972

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,728,776	167,151	7,598	0

Proposal 3 – Approval of an Amendment to the Certificate of Incorporation, to Approve a Reverse Stock Split

The stockholders approved the amendment, granting the Company’s Board the discretion to effect a reverse stock split at a ratio ranging from 1-for-5 to 1-for-20, inclusive, with such ratio and the timing of the reverse stock split, if any, to be determined by the Board in its sole discretion (but in no event later than July 31, 2026). The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,439,977	453,736	9,812	0

Proposal 4 – Non-Binding, Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The stockholders approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,919,501	42,280	4,772	936,972

Proposal 5 – Approval of an Adjournment of the Meeting, if Necessary to Solicit Additional Votes

The stockholders approved an adjournment to the meeting, which was not necessary. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,679,072	219,411	5,042	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Description
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

Date: June 25, 2026	/s/ David A. Frank
David A. Frank
Interim Chief Executive Officer, Chief Financial Officer and Treasurer